Exhibit 99.1

Name and Address of Reporting Person:            OJSAC, Inc.
                                                 c/o Amazing Savings Holding LLC
                                                 20 Industry Drive, PO Box 25
                                                 Mountainville, NY 10953

Issuer Name and Ticker or Trading Symbol:        Odd Job Stores, Inc.
                                                 (ODDJ)

Relationship of Joint Filer to Issuer:           10% Owner

Date of Event Requiring Statement:               July 17, 2003


Explanation of Response:
------------------------

(A) This Form 3 is filed by OJSAC, Inc. ("OJSAC"), Amazing Savings Holding LLC ("Amazing Savings"), Ascend Retail Investment LLC ("ARI") and Moshael Straus ("Straus") (each, a "Reporting Person").

(B)

                                           Amount of                       Ownership
                                           Securities                        Form:
                                          Beneficially                   Direct (D) or                  Nature of Indirect
      Reporting Person                       Owned                        Indirect (I)                 Beneficial Ownership

OJSAC, Inc.                                 8,184,704                         D
Amazing Savings Holding LLC                 8,184,704                         I                                (1)
Ascend Retail Investment LLC                8,184,704                         I                                (2)
Moshael Straus                              8,184,704                         I                                (3)



(1) Includes shares owned by OJSAC. OJSAC is a wholly owned subsidiary of Amazing Savings.

(2) Includes shares owned by OJSAC. OJSAC is a wholly owned subsidiary of Amazing Savings and ARI is the sole managing member of Amazing Savings.

(3) Includes shares owned by OJSAC. OJSAC is a wholly owned subsidiary of Amazing Savings, ARI is the sole managing member of Amazing Savings and Straus is the sole managing member of ARI.

Each Reporting Person disclaims beneficial ownership of all indirectly owned securities reported on this Form in excess of such Reporting Person's pecuniary interest therein.